SECOND AMENDMENT TO CREDIT AGREEMENT


         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of March 31, 2003, by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the "Borrower"), REGENCY REALTY GROUP, INC., a Florida corporation ("RRG"), REGENCY CENTERS CORPORATION, a Florida corporation formerly known as Regency Realty Corporation (the "Parent"), each of the other Guarantors signatory hereto (the "Guarantors"), each of the Lenders signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

         WHEREAS, the Borrower, RRG, the Parent, the Lenders and the Agent are parties to that certain Credit Agreement dated as of April 30, 2001 (as amended and in effect immediately prior to the date hereof, the "Credit Agreement");

         WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein and to consent to the assignment by an existing Lender of portions of such Lender's Commitment to each of Commercebank, N.A. and to Eastern Bank;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

         (a) Section 1.1 of the Credit Agreement is hereby amended by restating the definition of "Borrowing Base" in its entirety as follows:

                  "Borrowing Base" means, without duplication, the sum of (i) the aggregate Unencumbered Pool Values of all Stabilized Retail Operating Properties divided by 1.75, plus (ii) the aggregate Unencumbered Pool Values of Qualified Development Properties and Pre-Stabilized Retail Operating Properties divided by 2.0, plus (iii) the aggregate Unencumbered Pool Values of all Environmentally Impacted Properties divided by 2.25. Notwithstanding anything set forth in this definition to the contrary, (a) not more than 7.5% of the Borrowing Base can be attributable to Environmentally Impacted Properties, (b) not more than 20.0% of the Borrowing Base can be attributable to Qualified Development Properties, Pre-Stabilized Retail Operating Properties and Environmentally Impacted Properties and (c) not more than 15.0% of the Borrowing Base can be attributable to Properties that are not anchored by grocery store tenants (for purposes of this definition, a Side Shop Center shall be considered to be anchored by a grocery store tenant).

         (b) Section 1.1 of the Credit Agreement is hereby further amended by restating the definition of "L/C Commitment Amount" in its entirety as follows:

                  "L/C Commitment Amount" means an amount equal to $25,000,000.

         (c) Section 2.14 of the Credit Agreement is hereby amended by restating subsection (b) thereof in its entirety as follows:

                  (b) Terms of Letters of Credit. At the time of issuance, the amount, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may
         (i) the expiration date of any Letter of Credit extend beyond April 29, 2005; provided, however, the expiration date of a Letter of Credit may not extend beyond April 30, 2004 if at the time of the issuance of such Letter of Credit the Borrower would not have the right to extend the Termination Date under the terms of Section 2.10., (ii) any Letter of Credit have an initial duration in excess of one year or (iii) a Letter of Credit be issued within 30 days of the Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $25,000.

         (d) Section 8.1(g) of the Credit Agreement is hereby amended by restating subsection (g) thereof in its entirety as follows:

                  (g) as soon as available and in any event within 50 days after the end of the fourth fiscal quarter of the Borrower, the annual plan of the Parent and its Consolidated Subsidiaries which plan shall at least include capital and operating expense budgets, projections of sources and applications of funds, a projected balance sheet, profit and loss projections of the Parent and its Consolidated Subsidiaries for each quarter of the next succeeding fiscal year and a update copy of Schedule 7.6., all itemized in reasonable detail and shall also set forth the pro forma calculations required (including any assumptions, where appropriate) to establish whether or not the Parent, and when appropriate its Consolidated Subsidiaries, will be in compliance with the covenants contained in Sections 8.12. and 8.22., 8.24. and Article
         IX. at the end of each fiscal quarter of the next succeeding fiscal year;

         Section 2. Effectiveness of Amendment. The effectiveness of Section 1 is subject to receipt by the Agent of each of the following in form and substance satisfactory to the Agent:

         (a) Counterparts of this Amendment executed by each of the parties hereto; and

         (b) Such other documents and instruments as the Agent may reasonably request.

         Section 3. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

         (a) Authorization. Each Loan Party a party to this Amendment has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder in accordance with its terms. The Borrower has the right and power, and has taken all necessary action to authorize it, to perform its obligations under the Credit Agreement, as amended by this Amendment, in accordance with its terms. This Amendment has been duly executed and delivered by a duly authorized officer of each such Loan Party and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of each Loan Party a party thereto enforceable against such Loan Party in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

         (b) Compliance with Laws, etc. The execution and delivery of this Amendment by each Loan Party a party hereto and the performance of this Amendment and the Credit Agreement, as amended by this Amendment, by each Loan Party a party thereto in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to any such Loan Party the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the any such Loan Party's organizational documents or any indenture, agreement or other instrument to which any such Loan Party is a party or by which it or any of its properties may be bound and the violation of which could reasonably be expected to have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Permitted Liens.

         (c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

         Section 4. Reaffirmation of Representations. Each Loan Party a party hereto repeats and reaffirms all representations and warranties made by such Loan Party to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

         Section 5. Reaffirmation of Guaranty by Guarantors. Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

         Section 6. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

         Section 7. Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

         Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

         Section 11. Effective Date. This Amendment shall not be effective until its execution and delivery by all of the parties hereto whereupon its shall be deemed effective as of the date first written above.

         Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

         Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

         Section 14. Consent to Assignment. The Borrower and each of the Lenders party hereto hereby consent to the assignment by an existing Lender of portions of such Lender's Commitment to each of Commercebank, N.A. and to Eastern Bank.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

                                       BORROWER:

                                       REGENCY CENTERS, L.P.

                                       By: Regency Realty Corporation, its sole
                                           general partner


                                       By:  /s/ John F. Euart Jr.
                                          --------------------------------------
                                            Name:  John F. Euart
                                            Title:  Executive Vice President


                                       GUARANTORS:

                                       REGENCY REALTY CORPORATION


                                       By:  /s/ John F. Euart Jr.
                                          --------------------------------------
                                            Name:  John F. Euart
                                            Title:  Executive Vice President

                                       R&M WESTERN PARTNERSHIP, L.P.

                                          By:  Regency Realty Group, Inc., its
                                               General Partner


                                       By:  /s/ John F. Euart Jr.
                                          --------------------------------------
                                            Name:  John F. Euart
                                            Title:  Executive Vice President







                       [Signatures Continued on Next Page]

          [Signature Page to Second Amendment to Credit Agreement dated as of March ___, 2003 with Regency Centers, L.P.]


                                       AGENT AND LENDERS:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       individually and as the Agent


                                       By:  /s/ John S. Misiura
                                          --------------------------------------
                                            Name:  John S. Misiura
                                            Title: Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:  /s/ Cathy A. Casey
                                          --------------------------------------
                                            Name:  Cathy A. Casey
                                            Title: Director


                                       COMMERZBANK AG, NEW YORK BRANCH


                                       By:  /s/ E. Marcus Perry
                                          --------------------------------------
                                            Name:  E. Marcus Perry
                                            Title: Assistant Vice President

                                       By:  /s/ David M. Schwarz
                                          --------------------------------------
                                            Name:  David M. Schwarz
                                            Title: Senior Vice President


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By:  /s/ Wayne P. Robertson
                                          --------------------------------------
                                            Name:  Wayne P. Robertson
                                            Title: Senior Vice President



                       [Signatures Continued on Next Page]

             [Signature Page to Second Amendment to Credit Agreement
            dated as of March __, 2003 with Regency Centers, L.P.]

                                       AMSOUTH BANK


                                       By:  /s/ Lee Surtees
                                          --------------------------------------
                                            Name:  Lee Surtees
                                            Title: Commercial Banking Officer


                                       JPMORGAN CHASE BANK,
                                       a New York Banking Corporation formerly
                                       known as The Chase Manhattan Bank


                                       By:  /s/ Kent A. Kaiser
                                          --------------------------------------
                                            Name:  Kent A. Kaiser
                                            Title: Senior Vice President


                                       SOUTHTRUST BANK


                                       By:  /s/ Ann Peck
                                          --------------------------------------
                                            Name:  Ann Peck
                                            Title: Assistant Vice President


                                       SUNTRUST BANK


                                       By:  /s/ Nancy B. Richards
                                          --------------------------------------
                                            Name:  Nancy B. Richards
                                            Title: Vice President


                                       ING CAPITAL, LLC,
                                       as successor to ING (U.S.) CAPITAL LLC


                                       By:  /s/ David A. Mazujian
                                          --------------------------------------
                                            Name:  David A. Mazujian
                                            Title: Managing Director


                       [Signatures Continued on Next Page]

          [Signature Page to Second Amendment to Credit Agreement dated as of March ___, 2003 with Regency Centers, L.P.]


                                       US BANK NATIONAL ASSOCIATION
                                        (FKA FIRSTAR BANK, NATIONAL ASSOCIATION)


                                       By:  /s/ Maureen A. Dunne
                                          --------------------------------------
                                            Name:  Maureen A. Dunne
                                            Title: Senior Vice President


                                       CITIZENS BANK OF RHODE ISLAND


                                       By:  /s/ Craig E. Schermerhorn
                                          --------------------------------------
                                            Name:  Craig E. Schermerhorn
                                            Title: Vice President


                                       CHEVY CHASE BANK, FSB


                                       By:  /s/ Frederick H. Denecke
                                          --------------------------------------
                                            Name:  Frederick H. Denecke
                                            Title: Vice President


                                       BANK LEUMI USA


                                       By:______________________________________
                                            Name:_______________________________
                                            Title:______________________________









                       [Signatures Continued on Next Page]

          [Signature Page to Second Amendment to Credit Agreement dated as of March ___, 2003 with Regency Centers, L.P.]


                                            ISRAEL DISCOUNT BANK OF NEW YORK


                                            By:  /s/ Joel Eisenberg
                                               ---------------------------------
                                                 Name:  Joel Eisenberg
                                                 Title: Vice President


                                            By:  /s/ Marc G. Cooper
                                               ---------------------------------
                                                 Name:  Marc G. Cooper
                                                 Title: Vice President


                                            ERSTE BANK, NEW YORK BRANCH


                                            By:  /s/ Greg Aptman
                                               ---------------------------------
                                                 Name:  Greg Aptman
                                                 Title:  Vice President


                                           By:  /s/ Bryan J. Lynch
                                              ----------------------------------
                                                 Name:  Bryan J. Lynch
                                                 Title: First Vice President